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                                                                      EXHIBIT 23

                            DEGOLYER AND MACNAUGHTON
                        4925 Greenville Avenue, Suite 400
                                One Energy Square
                               Dallas, Texas 75206


                                  March 1, 2004



Sabine Royalty Trust
Bank of America, N.A.
Bank of America Plaza - 17th Floor
901 Main Street
Dallas, Texas 75202


Gentlemen:

         We hereby consent to the inclusion of our letter report dated February 27, 2004, concerning the reserves and revenue, as of January 1, 2004, of certain royalty interests owned by Sabine Royalty Trust in the Annual Report on Form 10-K for the year ended December 31, 2003, of the Sabine Royalty Trust to be filed with the Securities and Exchange Commission. We also consent to the references to our firm under "Properties--Reserves" in Item 2 and under "Supplemental Oil and Gas Information (Unaudited)--Reserve Quantities" in Item 8 of the Form 10-K.

                                                     Very truly yours,



                                                     DeGOLYER and MacNAUGHTON